UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

POLYPORE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	43-2049334
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

11430 North Community House Road, Suite 350,
Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class
is to be registered:

Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-141273

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                           Description of Registrant’s Securities to be Registered

A description of the Common Stock, par value $0.01 per share, of Polypore International, Inc. (the “Registrant”) to be registered hereunder is contained in the section entitled “Description of capital stock” in the Prospectus included in the Registrant’s Registration Statement on Form S-1, File No. 333-141273, as amended, which was initially filed with the Securities and Exchange Commission on March 14, 2007 (including any subsequent amendments thereto, the “Registration Statement”), and is incorporated herein by reference.  The prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, following the effective date of the Registration Statement shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.                           Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POLYPORE INTERNATIONAL, INC.

Date: June 20, 2007

By:	/s/ Lynn Amos
	Name:	Lynn Amos
	Title:	Chief Financial Officer